UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

HEALTH SCIENCES GROUP, INC.

(Exact name of registrant specified in charter)

Delaware	333-65180	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Health Sciences Group, Inc.

270 East Eau Gallie Blvd.

Indian Harbour Beach, FL 32937

(Address of principal executive offices) (Zip Code)

(321) 604-1451

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

IGOHEALTHY.ORG BACK ONLINE-COMPANY UPDATE

Indian Harbour Beach, FL October 19,

2009 Health Sciences Group, Inc. is proud to announce that it has reconvened its online presence with the re-launching of its flagship website www.igohealthy.com. It is expected by the company that the revenue derived from the advertising will once again bring the website back to being a leading provider of health information services.

COMPANY UPDATE: The Company has posted up to date information on Pinksheets.com and should move from stop warning status to limited status. The Company is also announcing that it has hired an independent CPA to assist in bringing the Company’s filings current so it can apply for current information status.

In addition the Company is forming a “Green” advisory board to explore the ongoing interests of green energy projects. Lastly the Company has been approached by an undisclosed medical marijuana pharmacy company about forming subsidiary for legal medical distribution.

All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: Health Sciences Group’s preliminary fourth quarter revenue and other preliminary measures of Health Sciences Group’s performance for that quarter (which reflect what Health Sciences Group expects to report and are subject to adjustment); Health Sciences Group’s future financial results and other measures of Health Sciences Group’s future performance; expectations regarding sales and sale commitments; and market opportunities and Health Sciences Group’s ability to capitalize on them. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of Health Sciences Group’s products and services; relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 19, 2009

By: /s/ Thomas Gaffney

Thomas Gaffney

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